Exhibit 99.3

U.S. OFFER TO EXCHANGE

all Common Shares, nominal value RUB 0.005 per share, including

Common Shares represented by American Depositary Shares

(CUSIP: 68370R109; ISIN: US68370R1095)

and

all Preferred Shares, nominal value RUB 0.005 per share,

of

Open Joint Stock Company “Vimpel-Communications”

pursuant to the prospectus dated February 8, 2010

by

VimpelCom Ltd.

THE ACCEPTANCE PERIOD OF THE U.S. OFFER AND WITHDRAWAL RIGHTS

WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON APRIL 15, 2010,

UNLESS THE U.S. OFFER IS EXTENDED.

NO GUARANTEED DELIVERY

February 8, 2010

To our Clients:

Enclosed for your consideration are the prospectus dated February 8, 2010 (the “Prospectus”) and the related ADS letter of transmittal, share acceptance form and share transfer order in connection with the offer by VimpelCom Ltd. to exchange:

(a) for each American depositary share (the “OJSC VimpelCom ADSs”) of Open Joint Stock Company “Vimpel-Communications” (“OJSC VimpelCom”), one depositary receipt (“DR”) representing one VimpelCom Ltd. common share (the “Common DRs”);

(b) for each OJSC VimpelCom common share held by a U.S. holder (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934), 20 Common DRs; and

(c) for each OJSC VimpelCom preferred share held by a U.S. holder, 20 DRs, each representing one VimpelCom Ltd. preferred share (the “Preferred DRs”).

in each case upon the terms and subject to the conditions set forth in the Prospectus, and, with respect to the OJSC VimpelCom ADSs, the related ADS letter of transmittal, and with respect to the OJSC VimpelCom common shares and OJSC VimpelCom preferred shares (collectively, the “OJSC VimpelCom shares”), the share acceptance form and share transfer order (which, together, as amended or supplemented from time to time, constitute the “U.S. Offer”) enclosed herewith.

In addition, under the applicable Russian voluntary tender offer rules, VimpelCom Ltd. is required to offer a cash alternative to the DRs. Therefore, as an alternative to the DRs, in the U.S. Offer VimpelCom Ltd. is also offering 0.01 Russian roubles in cash (equal to approximately US$0.0003) for each OJSC VimpelCom share and 0.0005 Russian roubles in cash (equal to approximately US$0.000017) for each OJSC VimpelCom ADS. The cash consideration that VimpelCom Ltd. is offering in the U.S. Offer is not intended to represent fair market value for the OJSC VimpelCom shares or OJSC VimpelCom ADSs, and VimpelCom Ltd. does not recommend electing to receive the cash consideration in the Offers, as discussed under “The Offers – Terms and Conditions of the Offers” in the Prospectus.

Terms used in this document to the extent not defined herein shall have the same meaning as in the Prospectus.

We are (and our nominee is) the holder of record of OJSC VimpelCom shares or OJSC VimpelCom ADSs held by us for your account. A tender of such OJSC VimpelCom shares or OJSC VimpelCom ADSs can be made only by us and pursuant to your instructions. The ADS letter of transmittal is furnished to you for your information only and cannot be used to tender OJSC VimpelCom ADSs held by us for your account.

We request instructions as to whether you wish to tender any of or all the OJSC VimpelCom shares or OJSC VimpelCom ADSs held by us for your account, pursuant to the terms and conditions set forth in the Prospectus.

1. The U.S. Offer is an offer by VimpelCom Ltd. to exchange:

•	for each OJSC VimpelCom ADS, one Common DR;

•	for each OJSC VimpelCom common share held by a U.S. holder, 20 Common DRs; and

•	for each OJSC VimpelCom preferred share held by a U.S. holder, 20 Preferred DRs.

In addition, under the applicable Russian voluntary tender offer rules, VimpelCom Ltd. is required to offer a cash alternative to the DRs. Therefore, as an alternative to the DRs, in the U.S. Offer VimpelCom Ltd. is also offering 0.01 Russian roubles in cash (equal to approximately US$0.0003) for each OJSC VimpelCom share and 0.0005 Russian roubles in cash (equal to approximately US$0.000017) for each OJSC VimpelCom ADS. The cash consideration that VimpelCom Ltd. is offering in the U.S. Offer is not intended to represent fair market value for the OJSC VimpelCom shares or OJSC VimpelCom ADSs, and VimpelCom Ltd. does not recommend electing to receive the cash consideration in the Offers, as discussed under “The Offers – Terms and Conditions of the Offers” in the Prospectus.

Holders of OJSC VimpelCom securities are not required to make any election, in which case such holders will automatically receive DRs. Tendering holders of OJSC VimpelCom securities who wish to make an election may do so by completing the election part of the ADS letter of transmittal or the share acceptance form, as applicable, and submitting the properly completed ADS letter of transmittal or the share acceptance form to BNY Mellon Shareowner Services, the U.S. exchange agent, prior to the expiration of the U.S. Offer acceptance period. Tendering holders of OJSC VimpelCom securities who have not properly completed and submitted an election prior to that time will receive DRs, which is the standard entitlement.

2. The U.S. Offer is being made to all holders of OJSC VimpelCom ADSs, wherever located, and to all U.S. holders of OJSC VimpelCom shares. VimpelCom Ltd. will, upon the terms and subject to the conditions of the U.S. Offer, including the Minimum Acceptance Condition (as further described in paragraph 3 below), exchange the OJSC VimpelCom ADSs and OJSC VimpelCom shares validly tendered and not withdrawn before the expiration date of the U.S. Offer acceptance period. The term “expiration date” means 5:00 p.m., New York City time on April 15, 2010 or, if the U.S. Offer is extended, the latest time and date at which the U.S. Offer, as so extended by VimpelCom Ltd., will expire.

3. The U.S. Offer is a separate offer from the voluntary tender offer made in accordance with the Russian voluntary tender offer rules (the “Russian Offer,” and together with the U.S. Offer, the “Offers”). The Russian Offer is open to all OJSC VimpelCom shareholders, wherever located, but is not open to OJSC VimpelCom ADS holders. The Offers are made subject to the local laws and regulations applicable to the holders of such securities and are only capable of being accepted if local laws permit such holder to participate in the relevant Offer. The Offers are being conducted simultaneously and, except for the U.S. Offer acceptance period expiring three business days prior to the Russian Offer acceptance period, the Offers have substantially the same terms and completion of the Offers is subject to substantially the same conditions, which include, among others, that more than 95% of OJSC VimpelCom shares, including those represented by OJSC VimpelCom ADSs, are tendered and not properly withdrawn prior to the expiration date of the relevant Offers (the “Minimum Acceptance Condition”).

4. The U.S. Offer acceptance period and withdrawal rights under the U.S. Offer will expire at 5:00 p.m., New York City time on April 15, 2010, unless the U.S. Offer is extended.

5. Exchange of OJSC VimpelCom ADSs tendered and accepted for exchange pursuant to the U.S. Offer will be made only after timely receipt by the U.S. exchange agent of (a) American depositary receipts evidencing the tendered OJSC VimpelCom ADSs or a timely book-entry confirmation of a book-entry transfer of such OJSC VimpelCom ADSs into the U.S. exchange agent’s account at the Depository Trust Company pursuant to the procedures set forth in the Prospectus under “The Offers – Procedures for Tendering – Procedures for Tendering OJSC VimpelCom ADSs,” (b) a properly completed and duly executed ADS letter of transmittal (or facsimile thereof with an original manual signature), with any required signature guarantees, or an agent’s message in connection with a book-entry transfer, as described in the Prospectus under “The Offers – Procedures for Tendering – Procedures for Tendering OJSC VimpelCom ADSs – OJSC VimpelCom ADSs in Book-Entry Form,” and (c) any other documents required by the ADS letter of transmittal.

6. Exchange of OJSC VimpelCom shares tendered and accepted for exchange pursuant to the U.S. Offer will be made only after timely receipt by the U.S. exchange agent of (a) a share transfer order and (b) a properly completed and duly executed share acceptance form, as described in the Prospectus under “The Offers – Procedures for Tendering – Procedures for Tendering OJSC VimpelCom Shares,” and (c) any other documents required by the share acceptance form

7. VimpelCom Ltd. will be deemed to have accepted for exchange all validly tendered and not withdrawn OJSC VimpelCom securities tendered into the U.S. Offer at the expiration of the U.S. Offer acceptance period, subject only to the satisfaction of the conditions to completion of the Offers, including the Minimum Acceptance Condition. VimpelCom Ltd. will announce the results of the Offers no later than the next business day following the expiration date of the Russian Offer. Announcements will be made by means of a press release and by publication of an announcement in newspapers of national circulation in the United States and Russia. In addition, VimpelCom Ltd. will file the announcement with the U.S. Securities and Exchange Commission on the date on which it is made and post it on VimpelCom Ltd.’s website.

8. If you elect to receive cash consideration in lieu of DRs, VimpelCom Ltd. will pay to you an amount equal to the number of OJSC VimpelCom shares or OJSC VimpelCom ADSs you tendered multiplied by 0.01 Russian roubles (equal to approximately US$0.0003) or 0.0005 Russian roubles (equal to approximately US$0.000017), respectively, in cash without interest (and less any amounts required to be deducted and withheld under any applicable law), promptly following the announcement of the successful completion of the Offers. Your cash consideration will be converted into U.S. dollars on the date that the U.S. exchange agent receives the Russian roubles at the then prevailing spot market rate for the exchange of Russian roubles into U.S. dollars and the proceeds, if any, net of fees and expenses incurred and any applicable taxes, will be distributed to you. Under no circumstances will interest be paid on the cash to be received. It is possible that the currency conversion and related transaction expenses could exceed the cash VimpelCom Ltd. will pay, so it is possible that you will not receive any distribution if you elect to receive cash consideration.

9. In order for a holder of OJSC VimpelCom ADSs to take advantage of the U.S. Offer, the appropriate ADS letter of transmittal, properly completed and duly executed, with any required signature guarantees, or an agent’s message in connection with book-entry transfer of OJSC VimpelCom ADSs, and any other documents required by the ADS letter of transmittal (including an agent’s message if the tendering holder has not delivered an ADS letter of transmittal) must be submitted to the U.S. exchange agent at its address set forth in the Prospectus prior to the expiration date, and the American depositary receipts for tendered OJSC VimpelCom ADSs must be received by the U.S. exchange agent, in each case prior to the expiration of the U.S. Offer acceptance period.

10. In order for a holder of OJSC VimpelCom shares to take advantage of the U.S. Offer, a share acceptance form, properly completed and duly executed, and any other documents required by the share acceptance form must be sent to the U.S. exchange agent at its address set forth in the Prospectus prior to the expiration date, and the share transfer order for tendered OJSC VimpelCom shares must be received by the U.S. exchange agent, in each case prior to the expiration of the U.S. Offer acceptance period.

11. VimpelCom Ltd. is not providing for a guaranteed delivery procedure; therefore, you may not accept the U.S. Offer by delivery of a notice of guaranteed delivery. The only method for accepting the U.S. Offer is pursuant to the procedure described above.

If you wish to have us tender any or all of the OJSC VimpelCom ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize to tender your OJSC VimpelCom ADSs, all such OJSC VimpelCom ADSs will be tendered unless otherwise indicated in such instruction form.

PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER OJSC VIMPELCOM SECURITIES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE U.S. OFFER.

The U.S. Offer is made solely by the Prospectus and is being made to all U.S. holders of OJSC VimpelCom shares and all holders of OJSC VimpelCom ADSs. The U.S. Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of OJSC VimpelCom shares and OJSC VimpelCom ADSs in any jurisdiction in which the making or acceptance of the U.S. Offer would not be permitted or would be unlawful prior to registration or qualification under the laws of any such jurisdiction.

An envelope in which to return your instructions to us is enclosed.

INSTRUCTIONS WITH RESPECT TO THE

U.S. OFFER TO EXCHANGE

all Common Shares, nominal value RUB 0.005 per share, including

Common Shares represented by American Depositary Shares

(CUSIP: 68370R109; ISIN: US68370R1095)

and

all Preferred Shares, nominal value RUB 0.005 per share,

of

Open Joint Stock Company “Vimpel-Communications”

pursuant to the prospectus dated February 8, 2010

by

VimpelCom Ltd.

The undersigned acknowledge(s) receipt of your letter enclosing the prospectus dated February 8, 2010 (the “Prospectus”), and with respect to the OJSC VimpelCom ADSs, the related ADS letter of transmittal, and with respect to the OJSC VimpelCom shares, the share acceptance form and share transfer order, pursuant to an offer by VimpelCom Ltd. to acquire all the issued and outstanding OJSC VimpelCom shares and OJSC VimpelCom ADSs, upon the terms and subject to the conditions in the Prospectus and the related ADS letter of transmittal or the share acceptance form.

This will instruct you to tender the number of OJSC VimpelCom shares or OJSC VimpelCom ADSs indicated below (or, if no number is indicated below, all OJSC VimpelCom shares or OJSC VimpelCom ADSs, as applicable) that are held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus and in the related ADS letter of transmittal or the share acceptance form, as applicable.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any OJSC VimpelCom shares or OJSC VimpelCom ADSs submitted on my behalf to the U.S. exchange agent will be determined by VimpelCom Ltd. (which may delegate power in whole or in part to the U.S. exchange agent) and such determination shall be final and binding.

Please indicate below whether you are tendering your OJSC VimpelCom shares or OJSC VimpelCom ADSs.

☐    OJSC VimpelCom shares                     ☐    OJSC VimpelCom ADSs

Number of OJSC VimpelCom shares to be tendered*

Number of OJSC VimpelCom ADSs to be tendered*

Election of Cash Consideration or DRs to be Delivered

In accordance with the Prospectus for the tendering of your OJSC VimpelCom securities, you will receive, at your option, either (i) DRs or (ii) a nominal cash consideration of 0.01 Russian roubles in cash (equal to approximately US$0.0003) for each OJSC VimpelCom share and 0.0005 Russian roubles in cash (equal to approximately US$0.000017) for each OJSC VimpelCom ADS. The cash consideration that VimpelCom Ltd. is offering is not intended to represent fair market value for the OJSC VimpelCom shares or OJSC VimpelCom ADSs, and VimpelCom Ltd. does not recommend electing to receive the cash consideration in the Offers, as discussed under “The Offers – Terms and Conditions of the Offers” in the Prospectus. Please indicate below whether you are tendering your OJSC VimpelCom securities for DRs or nominal cash consideration. You are not required to make any election, in which case you will automatically receive DRs.

☐        DRs                                         ☐    nominal cash consideration

SIGN HERE

Signature

Please Print Name

Address

Area Code and Telephone Number

Tax Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all OJSC VimpelCom securities held by us for your account.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM OR OTHER NOMINEE MAINTAINING YOUR ACCOUNT.